AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 PRESSTEK, INC.

                         (Pursuant to Section 245 of the
                      General Corporation Law of Delaware)

     The Certificate of Incorporation of PRESSTEK, INC. was filed on September 3, 1987. The Certificate of Incorporation as amended and restated shall read as follows:



     FIRST: Name. The name of the corporation is Presstek, Inc. (hereinafter referred to as the "Corporation").

     SECOND: Registered Office. The registered office of the Corporation is to be located in the City of Wilmington, County of New Castle, in the State of Delaware. The name of its registered agent is The Corporation Trust Company, whose address is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     THIRD: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: Capital Stock. The total number of shares which the Corporation shall have authority to issue is Eleven Million (11,000,000) shares, consisting of One Million (1,000,000) shares of Preferred Stock, of the par value of one cents ($.01) per share (hereinafter called "Preferred Stock"), and Ten Million

(10,000,000) shares of Common Stock, of the par value of one cent ($.01) per share (hereinafter called "Common Stock").

     FIFTH: Rights Of Stockholders. The Preferred Stock and the Common Stock shall have the following voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions.

A. Preferred Stock.

     1. The Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers), designations, preferences and relatives, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in this Certificate of Incorporation, or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

     2. Authority is hereby granted to the Board of Directors, subject to the provisions of this Article Five, to create one or more series of Preferred Stock and, with respect to each such series, to fix by resolution or resolutions providing for the issue of such series:

     (a) the number of shares to constitute such series and the distinctive designation thereof;


     (b) the dividend rate on the shares of such series, the dividend payment dates, the periods in respect of which dividends are payable ("dividend periods"), whether such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

     (c) whether the shares of such series shall be redeemable and, if redeemable, on what terms, including the redemption price or prices which the shares of such series shall be entitled to receive upon the redemption thereof;

     (d) whether the shares of such series shall be subject to the operation of retirement or sinking fund to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds be established, the amount thereof and the terms and provisions relative to the operation thereof;

     (e) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions.

     (f) the preferences, if any, and the amounts thereof, which the shares of such series shall be entitled to receive upon the voluntary or involuntary dissolution;

     (g) the voting power, if any, of the shares of such series; and

     (h) such other terms, conditions, special rights and provisions as may seem advisable to the Board of Directors.

Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, the Board of Directors at any time thereafter may authorize the issuance of additional shares of the same series.

     3. No dividend shall be declared and set apart for payment on any series of Preferred Stock in respect of any dividend period unless there shall likewise be or have been paid, or declared and set apart for payment, on all shares of Preferred Stock of each other series entitled to cumulative dividends at the time outstanding which rank senior or equally as to dividenda with the series ln question, dividends ratably in accordance with the sums which would be payable on the said shares through the end of the last preceding dividend period if all dividends were declared and paid in full.

     4. If, upon the dissolution, liquidation or winding up of the corporation, the assets of the Corporation distributable among the holders of any one or more series of Preferred Stock which (i) are entitled to a preference over the holders of the Common Stock upon such dissolution, liquidation or winding up, and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

     5. Neither the merger or consolidation of the Corporation with or into another corporation nor any sale, lease, conveyance or other disposition of all or substantially all of the property, business or assets of the Corporation shall be deemed to be a dissolution, liquidation or winding up of the Corporation within the meaning of this Article Five.

     6. In the event that the Preferred Stock of any series shall be redeemable, then, at the option of the Board of Directors, the Corporation may, at such time or times as may be specified herein or by a resolution or resolutions of the Board of Directors as provided ln paragraph (c) of section 2 of Part A of this Article Five, redeem all, or any number less than all, of the outstanding shares of such series at the redemption price thereof and on the other terms fixed herein or by a resolution or resolutions of the Board of Directors as provided in said paragraph (c).

     7. Subject to any applicable provisions of the General Corporation Law of the State of Delaware, shares of Preferred Stock that have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares that are held as treasury shares but including shares redeemed and shares purchased and retired, whether through the operation of a retirement or sinking fund, or otherwise) may have the status of authorized and unissued shares of Preferred Stock, and may be reissued as a part of the series of which they were originally a part or be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.

B. Common Stock.

     1. Subject to the provisions of Part A or this Article Five, holders of Common Stock shall be entitled to receive such dividenda as may be declared thereon from time to time by the Board of Directors in its discretion from any assets legally available for the payment of dividends.

     2. In the event of the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, after distribution to the holders of all shares of Preferred Stock which shall be entitled to a preference over the holders of Common Stock of the full preferential amounts to which the holder of Common Stock of the full preferential amounts to which the holders of Preferred Stock are entitled, the holders of Common Stock shall be entitled to share ratably in the distribution of the assets of the Corporation or the proceeds thereof.

     3. Except as herein otherwise expressly provided and as otherwise required by law, all shares of Common Stock shall have equal voting rights and the holders of such shares shall have one vote, in person or by proxy, for each share thereof held.

C. No preemptive Rights.

     No holder of atock of any class of the Corporation shall be entitled to any preemptive right to subscribe for or purchase any shares of stock of any class or aeries, whether now or hereafter authorized, or any bonds, debentures or other securities or evidences of indebtedness, whether or not convertible into or exchangeable for stock, but shares of stock of any class, or bonds, debentures or other securities or evidences of indebtedness may be issued, sold or otherwise disposed of by the Board of Directors on such terms and for such consideration, so far as may be permitted by law, and to such person or persons as the Board of Directors in its absolute discretion may deem advisable.

     SIXTH: Action By Stockholders and Stockholders' Meetings.

     1. An action required or permitted to be taken by the holders of the issued and outstanding atock of the Corporation may be effected at an annual or special meeting of stockholders duly called and held in accordance with law and this Certificate of incorporation, or without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders, if any, who have not consented in writing.

     2. Except as otherwise provided by law, at any annual or special meeting of stockholders only such business shall be conducted as shall have been properly brought before the meeting in accordance with the provisions of this Certificate of Incorporation and the by-laws of the Corporation. In order to be properly brought before the meeting, such business must have either been (a) specified in the written notice of the meeting (or any supplement thereto) given to stockholders of record on the record date for such meeting by or at the discretion of the Board of Directors, (b) brought before the meeting at the direction of the Board of Directors or the Chairman of the meeting, or (c) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements. A notice referred to in clause (c) of this Section moat be delivered personally to, or mailed to and received at, the principal executive office of the Corporation, addressed to the attention of the Secretary, in the case of business to be brought before a special meeting of stockholders, not more than ten (10) days after the date of the initial notice referred to in clause (a) of this Section, and in the case of business to be brought before an annual meeting of stockholders, not less than ten (10) days prior to the first anniversary date of the initial notice referred to in clause (a) of this Section of the previous year's annual meeting, provided, however, that such notice shall not be required to be given more than seventy-five (75) days prior to an annual meeting of stockholders. Such notice referred to in clause (c) of this Section shall set forth (i) a full description of each such item of business proposed to be brought before the meeting, (ii) the name and address of the person proposing to bring such business before the meeting, (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice, (iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the securities and Exchange Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor thereto, and the written covenant of each such nominee to serve if elected, and (v) all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business were a participant in a solicitation subject to Section 14 of the Exchange Act, or any successor thereto. No business shall be brought before any annual or special meeting of stockholders of the Corporation otherwise than as provided in this
Section 2.

     3. If the election of directors shall not be held on a date specified in the By-Laws for an annual meeting or at an adjournment of a meeting convened on such date, the Board of Directors by resolution or resolutions adopted by the affirmative vote of a majority of the entire Board of Directors (as defined in Section 1 of Article Seven of this Certificate of Incorporation) shall cause to be held a special meeting of stockholders for such purpose as soon thereafter as is reasonably practicable. Special meetings of stockholders other than as above provided may be called at any other time only at th direction of the Board of Directors by resolution adopted by the affirmative vote of a majority of the entire Board of Directors or by such other person or persons as may be specified in this Certificate of Incorporation. Annual and special meetings of stockholders shall not be called or held otherwise than as herein provided. Except as otherwise provided by law of by this Certificate of Incorporation, at any meeting of stockholders of the Corporation the presence in person or by proxy of the holders of a majority in voting power of the outstanding stock of the Corporation entitled to vote shall constitute a quorum for the transaction of business brought before the meeting in accordance with this Certificate of Incorporation and, a quorum being present, the affirmative vote of the holders of a majority in voting power present in person or represented by proxy and entitled to vote shall be required to effect action by stockholders; provided, however, that the affirmative vote of a plurality in voting power present in person or represented by proxy and entitled to vote shall be required to effect elections of directors. Election of directors need not be by written ballot except to the extent provided in the by-laws of the Corporation. At every meeting of stockholders the Chairman of the Board of Directors, or in the absence of the Chairman of the Board, the President, and in the absence of the Chairman of the Board of Directors and the President, such officer or other person as shall be designated in accordance with the by-laws of the Corporation, shall act as Chairman of the meeting. The Chairman of the meeting shall have sole authority to prescribe the agenda and rules of order for the conduct of each meeting of stockholders and to determine all questions arising thereat relating to the order of business and the conduct of the meeting, except as otherwise required by law.

     SEVENTH: Board of Directors.

     1. The number of directors of the Corporation shall not be fewer than three
(3) nor more than six (6) (provided, however, that such maximum number may be increased from time to time to the extent provided for in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock) and within such limits shall be determined, and may be changed from time to time, solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors (such term meaning, for all purposes of this Certificate of Incorporation, the total number of directors of the Corporation as last determined by the Board of Directors in accordance herewith, including any directorships that are vacant for any reason). Except as otherwise provided by law or by this Certificate of Incorporation, a majority of the directors in office at the time of a duly assembled meeting shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the directors present at such meeting shall be the act of the Board of Directors.

     2. Any vacancy in the Board of Directors caused by death, resignation, removal, disqualification or any other cause (other than an increase in the number of directors) may be filled solely by resolution adopted by the affirmative vote of a majority of the directors then in office, though less than a quorum of the entire Board of Directors, or by a sole remaining director; and a majority of the entire board, excluding the newly created vacancies, has the sole power, subject to the rights of any series or class of Preferred Stock, to fill a vacancy which results from an increase in the number of directors. A director elected to fill a vacancy shall serve for the balance of the term of the replaced director.

     3. In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation, from time to time (after adoption by the undersigned of the original by-laws of the Corporation), may make, amend or repeal by-laws of the Corporation; provided, that any by-laws made, amended or repealed by the Board of Directors may be amended or repealed, and that any by-laws may be made, amended or repealed by the stockholders of the Corporation.

     4. The directors of this Corporation other than those who may be elected pursuant to the rights of holders of any class or series of Preferred Stock shall be divided into three classes, as nearly equal in number as possible, with the term of each class to run for three years and expire at successive annual meetings of stockholders. The initial term of the first such class shall expire at the 1989 annual meeting of stockholders, and the initial terms of the second and third classes shall expire at the 1990 and 1991 annual meetings, respectively. Each holder of voting stock of the Corporation shall be entitled to vote for each class of directors; however, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation and of the By-Laws applicable thereto, and by the terms of the resolution or resolutions providing for the issue of such Preferred Stock, and such directors selected shall not be divided into classes pursuant to this Article Seven unless expressly provided by such terms.

     5. The by-laws may confer upon the Board of Directors powers ln addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by law, but only to the extent permitted by law and by the provisions of this Certificate of Incorporation.

     EIGHT: Compromise. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the state of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this Corporation.

     NINTH: Limited Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     TENTH: Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to he made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of the Corporation to procure judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, in accordance with and to the full extent permitted by statute. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board Of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     ELEVENTH: Amendment or Repeal.

     1. Notwithstanding any other provision of this Certificate of Incorporation, no provision set forth herein regarding stockholder action by written consent, the size and classification of the Board of Directors, the filling of vacancies on the Board of Directors, the calling of meetings of stockholders and the nomination by stockholders of directors and other stockholder proposals may be repealed or amended in any respect unless such action is approved by the affirmative vote of holders of not less than two thirds in voting power of the outstanding voting stock of the Corporation entitled to vote in the election of directors, voting together as a single class, unless such amendment is approved by a majority of the Continuing Directors in which event any such amendment shall require approval by the affirmative vote of not less than a majority in voting power of the outstanding voting stock of the Corporation entitled to vote in the election of directors.

     2. For the purposes of this Article Eleven, "Continuing Director" means any member of the Board of Directors who was a member of the Board of Directors on July 1, 1988 or who is elected to the Board of Directors after July 1, 1988 upon the recommendation of a majority of the Continuing Directors, voting separately and as a subclass of directors on such recommendation.

     3. To the extent now or hereafter permitted by law, the Corporation reserves the right to amend, alter, change, supplement or repeal any provision of this Certificate of Incorporation, as from time to time amended, altered, changed, supplemented or repealed, and all rights of stockholders, directors, officers, employees and agents are subject to this express reservation.

     This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be signed in its name by the Chairman of the Board of the Corporation and attested by its Secretary this 22nd day of August, 1988.


                                             /s/ Lawrence Howard
                                             -----------------------------------
                                             Lawrence Howard, President

Attest:


/s/ Jennifer L. McKay
- -----------------------------------
Jennifer L. McKay, Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       TO

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 PRESSTEK, INC.

                         (Pursuant to Section 242 of the
                      General Corporation Law of Delaware)

                                     * * * *


     PRESSTEK, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Certificate of Incorporation of the Corporation was filed on September 3, 1987, a Certificate of Amendment to Certificate of Incorporation of the Corporation was filed on March 9, 1988, and an Amended and Restated Certificate of Incorporation of the Corporation was filed on August 23, 1988.

     SECOND: That the Board of Directors of the Corporation, by the written consent of directors in lieu of a meeting, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for the submission of said amendment to the stockholders of the Corporation for written consent without a meeting, pursuant to Section 228 of the General

Corporation Law of the State of Delaware, and stating that such amendment will be effective only after written consent thereto by the holders of a majority of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

     THIRD: That thereafter, pursuant to the resolution of the Board of Directors of the Corporation, said amendment was submitted to the holders of a majority of all of the outstanding shares of capital stock of the Corporation, and such holders, by written consent taken without a meeting in accordance with
Section 228 of the General Corporation Law of the State of Delaware, gave their written consent and agreed to the adoption of the following resolution to amend the Amended and Restated Certificate of Incorporation of the Corporation.

          RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be, and it hereby is, amended by deleting in its entirety the present Paragraph 4 of Article SEVENTH, and by redesignating Paragraph "5" as Paragraph "4."

     FOURTH: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said PRESSTEK, INC. has caused this Certificate to be signed by Lawrence Howard, its President and attested by Richard Williams, its Secretary, this 14th day of February, 1989.



                                                 /s/ Lawrence Howard
                                             -----------------------------------
                                               Lawrence Howard, President


ATTEST:



/s/ Richard A. Williams
- -----------------------------------
Richard A. Williams, Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 PRESSTEK, INC.

                    -----------------------------------------
                    Adopted in accordance with the provisions
                    of Section 242 of the General Corporation
                          Law of the State of Delaware
                    -----------------------------------------

     WE, Robert Howard, Chairman of the Board, and Richard A. Williams, Secretary, of Presstek, Inc. (the "Corporation"), a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

     FIRST: That the Restated Certificate of Incorporation of the Corporation has been amended as follows by striking out the whole of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new Article FOURTH, reading as follows:

     "FOURTH: Capital Stock: The total number of shares of stock which the Corporation shall have authority to issue is twenty-six million (26,000,000) shares, consisting of One Million (1,000,000 shares of Preferred Stock, of the par value of one cent ($.01) per share (hereinafter called "Preferred Stock"), and Twenty-Five Million (25,000,000) shares of Common Stock, of the par value ($.01) per share (hereinafter called "Common Stock")."

     SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of the stockholders.

     IN WITNESS WHEREOF, we have signed this Certificate this 2nd day of June, 1994.


                                             /s/ Robert Howard
                                             -----------------------------------
                                             Robert Howard, Chairman of the
                                             Board


ATTEST:


/s/ R. A. Williams
- -----------------------------------

Richard A. Williams, Secretary

                            CERTIFICATE OF CORRECTION
                                       OF
                            CERTIFICATE OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 PRESSTEK, INC.

                 -----------------------------------------------
                        Pursuant to Section 103(f) of the
                General Corporation Law of the State of Delaware
                 -----------------------------------------------



     THE UNDERSIGNED, Chief Executive Officer of Presstek, Inc., a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

     1. The Certificate of Amendment to Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on February 16, 1989 deleting in its entirety Paragraph 4 of Article SEVENTH. The said Amendment should have also deleted Paragraph 1 of Article SEVENTH in addition to Paragraph 4.

     2. The following is the entire Amendment in corrected form:

                            "CERTIFICATE OF AMENDMENT

                                       TO


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 PRESSTEK, INC.

(Pursuant to Section 242 of the General Corporation Law of Delaware)

     PRESSTEK, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Certificate of Incorporation of the Corporation was filed on September 3, 1987, a Certificate of Amendment to Certificate of Incorporation of the Corporation was filed on March 9, 1988, and an Amended and Restated Certificate of Incorporation of the Corporation was filed on August 23, 1988.

     SECOND: That the Board of Directors of the Corporation, by written consent of directors in lieu of a meeting, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for the submission of said amendment to the stockholders of the Corporation for written consent without a meeting, pursuant to

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



Section 228 of the General Corporation Law of the State of Delaware, and stating that such amendment will be effective only after written consent thereto by the holders of a majority of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

     THIRD: That thereafter, pursuant to the resolution of the Board of Directors of the Corporation, said amendment was submitted to the holders of a majority of all of the outstanding shares of capital stock of the Corporation, and such holders, by written consent taken without a meeting in accordance with
Section 228 of the General Corporation Law of the State of Delaware, gave their written consent and agreed to the adoption of the following resolution to amend the Amended and Restated Certificate of Incorporation of the Corporation:

          RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be, and it hereby is, amended by deleting in their entirety the present Paragraphs 1 and 4 of Article SEVENTH, and by redesignating Paragraph 2 as Paragraph 1, Paragraph 3 as Paragraph 2 and Paragraph 5 as Paragraph 3.

     FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware."

                  IN WITNESS WHEREOF, I have signed this Certificate this 10th day of April, 1996.


                                          /s/ R.A.Williams
                                          --------------------------------------

                                          Name: Richard A. Williams
                                          Title:Chief Executive Officer

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 PRESSTEK, INC.

                    ----------------------------------------
                    Adopted in accordance with the provisions
                    of Section 242 of the General Corporation
                          Law of the State of Delaware
                    -----------------------------------------

     The undersigned, being the President of PRESSTEK, INC. (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

     FIRST: That the Restated Certificate of Incorporation of the Corporation has been amended as follows by striking out the whole of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new Article FOURTH, reading as follows:

          "FOURTH: Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is seventy-six million (76,000,000) shares, consisting of One Million (1,000,000) shares of preferred stock, of the par value of one cent ($.01) per share (hereinafter called 'Preferred Stock'), and Seventy-Five Million (75,000,000) shares of common stock, of the par value of one cent ($.01) per share (hereinafter called 'Common Stock')."

     SECOND: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.





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


     IN WITNESS WHEREOF, I have signed this Certificate this 28th day of May, 1996.

                                             PRESSTEK, INC.


                                             By: /s/ Robert E. Verrando
                                             -----------------------------------

                                             Name: Robert E. Verrando
                                             Title: President




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